Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

February 9, 2021

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

INVESTOR CONTACT:

Andy Grier

Senior Vice President

800-283-2357

America First Multifamily Investors, L.P. Announces Appointment of Ken Rogozinski as Permanent Chief Executive Officer

Omaha, Nebraska – February 9, 2021 – America First Multifamily Investors, L.P. (NASDAQ: ATAX) (“ATAX” or the “Partnership”) today announced the appointment of Kenneth C. Rogozinski as the Partnership’s permanent Chief Executive Officer, effective February 10, 2021. Mr. Rogozinski has served as the Partnership’s interim Chief Executive Officer since January 1, 2021.

“I am extremely excited that Ken has agreed to become ATAX’s permanent Chief Executive Officer,” said Stephen Rosenberg, Chairman of the Board of Managers of Greystone AF Manager LLC, the general partner of the general partner of ATAX. “Ken has done a tremendous job in his roles as the Partnership’s Chief Investment Officer and interim Chief Executive Officer. His vast industry experience and knowledge of ATAX will provide continuity and an opportunity for growth in the Partnership’s operations for the benefit of the unitholders.”

“I have greatly enjoyed my time at ATAX since joining the team in 2019,” said Mr. Rogozinski. “I am honored to transition into the permanent Chief Executive Officer role.  I look forward to continuing the management team’s efforts, along with those of our unitholders and the Board of Managers for the future success of ATAX.”

In addition to his role as ATAX’s interim CEO, Mr. Rogozinski served as the Partnership’s Chief Investment Officer since September 2019. Previously, Mr. Rogozinski was an Executive Managing Director of Greystone Capital Advisors LLC, a position he held beginning October 2017.  In that role, Mr. Rogozinski oversaw Greystone Capital Advisor’s originations, structured debt products and complex, specialized financing solutions for real estate owners and developers seeking debt and equity for construction and portfolio refinancing of multifamily and mixed-use assets.  From February 2009 to September 2017, Mr. Rogozinski was the Co-Chief Executive Officer and Chief Credit Officer of

Dreadnought Capital Management Corporation, an SEC registered investment advisor that he co-founded in 2009.  There, he focused on direct lending and debt investing in public-private housing and project finance, overseeing more than $1.1 billion in deployed capital.  Mr. Rogozinski received a Bachelor of Science degree in finance from Fordham University and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis.  The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes.  The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments.  America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this report are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases.  Similarly, statements that describe objectives, plans, or goals also are forward-looking statements.  Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership.  The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements.  Risks and uncertainties include, but are not limited to: the intended executive officer changes will not occur as currently expected; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.